Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm in the headnote to Item 3. Key Information — Selected Financial Data included in this Annual Report (Form 20-F) of Amdocs Limited and to the incorporation by reference in the following Registration Statements:
Form S-8, No. 333-91847
Form S-8, No. 333-92705
Form S-8, No. 333-31506
Form S-8, No. 333-34104
Form S-8, No. 333-58454
Form S-8, No. 333-114077
Form S-8, No. 333-132968
Form S-8, No. 333-135320
Form S-8, No. 333-137617
Form S-8, No. 333-139310
Form S-8, No. 333-140728
Form S-8, No. 333-159163
Form F-3 (and related Prospectus), No. 333-39278
Form F-3 (and related Prospectus), No. 333-44994
Form F-3 (and related Prospectus), No. 333-57036
Form F-3 (and related Prospectus), No. 333-67572
Form F-3 (and related Prospectus), No. 333-114079
Form F-3 (and related Prospectus), No. 333-114344
of our reports dated December 7, 2009, with respect to the consolidated financial statements and financial statement schedule of Amdocs Limited and the effectiveness of internal control over financial reporting of Amdocs Limited, included in this Annual Report (Form 20-F) for the year ended September 30, 2009.
/s/ ERNST & YOUNG LLP
New York, New York
December 7, 2009